UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

HEICO Corporation

(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

HEICO Corporation (“we”, “our” or the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on Monday, March 26, 2012. As disclosed in Item 5.07 to this Report on Form 8-K, the Company’s shareholders approved and ratified the HEICO Corporation 2012 Incentive Compensation Plan (the “2012 Plan”) pursuant to which 1,700,000 shares of Company Common Stock and/or Class A Common Stock are reserved for issuance.

The following is a summary of certain principal features of the 2012 Plan. This summary is qualified in its entirety by reference to the complete text of the 2012 Plan. The 2012 Plan is included as Exhibit 10.1 to this Report on Form 8-K and the terms and conditions thereof are incorporated herein by reference.

Shares Available for Awards; Annual Per-Person Limitations

Under the 2012 Plan, the total number of shares of our Common Stock and our Class A Common Stock (collectively, the “Shares”) reserved and available for delivery under the 2012 Plan (“Awards”) at any time during the term of the 2012 Plan shall be equal to 1,700,000, plus any Shares subject to any currently issued and outstanding awards under the Company’s 2002 Amended and Restated Stock Option Plan and the Company’s Non-Qualified Stock Option Plan (the “Prior Plans”), as of the date on which the shareholders of the Company approve the 2012 Plan (the “Shareholder Approval Date”) and that are forfeited, expire or otherwise terminate without issuance of such Shares after the Shareholder Approval Date. The foregoing limit shall be increased by the number of Shares with respect to which Awards granted under the 2012 Plan that are forfeited, expire or otherwise terminate without issuance of Shares, or that are settled for cash or otherwise do not result in the issuance of Shares; provided, however, that Shares tendered or withheld to pay the exercise price for any Award or to pay taxes relating to any Award shall not again be available for delivery with respect to Awards under the 2012 Plan and, provided further, that stock appreciation rights that are settled in Shares shall count against this limit based upon the full number of Shares that are subject to the Award. Awards issued in substitution for Awards previously granted by a company acquired by the Company or a Related Entity, or with which the Company or any Related Entity combines, do not reduce the limit on grants of Awards under the 2012 Plan so long as the use of such Shares would not require the approval of our shareholders under the rules of any stock exchange on which our Shares are then listed. Any Shares that are subject to Awards of options or stock appreciation rights are to be counted against the foregoing limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than options or stock appreciation rights are to be counted against the foregoing limit (or added back to the foregoing limit as the case may be) as two and one-half (2.5) Shares for every one (1) Share granted. Awards granted under the 2012 Plan may be with respect to Common Stock and/or Class A Common Stock, in such proportions as shall be determined by the Board of Directors or the Stock Option Plan Committee, which we refer to as the “Committee”, in its discretion.

The 2012 Plan imposes individual limitations on the amount of certain Awards, in part with the intent of complying with Code Section 162(m). Under these limitations, in any fiscal year of the Company during any part of which the 2012 Plan is in effect, no participant may be

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granted (i) stock options or stock appreciation rights with respect to more than 375,000 Shares, or (ii) shares of restricted stock, restricted stock units, performance shares and other stock based-awards with respect to more than 250,000 Shares, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $5,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $5,000,000 multiplied by the number of full 12-month periods that are in the performance period.

The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the second paragraph under the caption “Acceleration of Vesting; Change in Control” below for a summary of certain additional adjustment provisions of the 2012 Plan.

Except with respect to the adjustments referenced in the foregoing paragraph, the Committee is generally not permitted to take any of the following actions without the approval of the Company’s shareholders: (i) lower the exercise price per Share of a stock option or grant price per Share of a stock appreciation right (“SAR”) after it is granted, (ii) cancel an option or a SAR when the grant price per Share exceeds the fair market value of the underlying Shares in exchange for another award (other than in connection with an Award made in substitution for an Award previously granted by a company acquired by the Company or a Related Entity, or with which the Company or any Related Entity combines), or (iii) take any other action with respect to an option or a SAR that may be treated as a repricing pursuant to the applicable rules of the New York Stock Exchange (any such action described in (i) - (iii) being referred to as a “Repricing”).

The 2012 Plan will serve as the successor to the Prior Plans. Outstanding awards granted under the Prior Plans will continue to be governed by the terms of the Prior Plans but no awards may be made under the Prior Plans after the Shareholder Approval Date (or the Prior Plans’ expiration date, if earlier). Accordingly, any shares remaining available for issuance under the Prior Plans will not be issued except to the extent of awards granted under the Prior Plans on or prior to the Shareholder Approval Date.

Eligibility

The persons eligible to receive Awards under the 2012 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986 (the “Code”), respectively), are eligible for purposes of receiving any incentive stock options (“ISOs”) that are intended to comply with the requirements of Section 422 of the

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Code. An employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the 2012 Plan. Because persons to whom grants of awards may be made, as well as the number of shares that may be awarded under the 2012 Plan, will be determined from time to time by the Board of Directors or the Committee, we cannot at this time indicate the precise number, name or positions of persons who will hereafter receive awards or the number of shares for which awards will be granted.

Administration

The 2012 Plan is to be administered by the Committee, provided, however, that except as otherwise expressly provided in the 2012 Plan, the independent members of the Board of Directors may elect to exercise any power or authority granted to the Committee under the 2012 Plan. Subject to the terms of the 2012 Plan, the Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and the rules and regulations for the administration of the 2012 Plan, construe and interpret the 2012 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2012 Plan.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, or SARs, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee. The exercise price per share of an option and the grant price of a SAR may not be less than 100% of the fair market value of a Share on the date the option or SAR is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

For purposes of the 2012 Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the

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Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the 2012 Plan to be paid in cash, Shares, other Awards or other property (including loans to participants).

The Company may grant SARs in tandem with options, which we refer to as “Tandem SARs”, under the 2012 Plan. A Tandem SAR may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem SAR may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem SAR will no longer be exercisable to the extent the Tandem SAR has been exercised and any Tandem SAR will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which may not be sold or disposed of, and which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of the Company (including voting and dividend rights), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the 2012 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

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Other Stock-Based Awards

The Committee or the Board of Directors is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Committee.

Performance Awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that are intended to qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the three highest compensated officers of the Company (other than the Company’s chief executive officer or principal financial officer) as of the end of a taxable year.

If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance Award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board of Directors. If and to the extent that the Committee determines that the foregoing provisions of the 2012 Plan are to be applicable to any Award, one or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for Awards under the 2012 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into

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new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a Share. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. Performance goals for Awards intended to comply with Section 162(m) of the Code must be established not later than 90 days after the beginning of the performance period applicable to the performance Awards or at such other date as may be required for performance-based compensation treatment under Section 162(m) of the Code.

After the end of each performance period, the Committee will determine and certify whether the performance goals have been achieved. At the time that the Committee establishes the performance goals in respect of an Award which is intended to be qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee may provide that in determining the achievement of such performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) a change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

The Committee may, in its discretion, determine that the amount payable as a performance Award will be reduced from the amount of any potential Award.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2012 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion and provided that certain specified conditions, including compliance with federal securities laws, are met, permit transfers and pledges, subject to any terms and conditions the Committee may impose thereon.

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Awards under the 2012 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2012 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2012 Plan (including the cash settlement of SARs which may be exercisable in the event of a change in control). In addition, the Committee may provide in an Award agreement that the performance goals relating to any performance Award will be deemed to have been met upon the occurrence of any “change in control.”

Subject to any limitations contained in an employment agreement or award agreement between the Company and a participant in the 2012 Plan, in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control”, the agreement relating to such transaction and/or the committee may provide for: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2012 Plan, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2012 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the 2012 Plan to participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.” In

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addition, without the approval of the Company’s shareholders, the Committee may not make any adjustment described in this paragraph if such adjustment would result in a Repricing.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2012 Plan or the Committee’s authority to grant Awards without further shareholder approval, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2012 Plan which might increase the cost of the 2012 Plan or alter the eligibility of persons to receive Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board of Directors, the 2012 Plan will terminate at the earliest of (a) such time as no Shares remain available for issuance under the 2012 Plan or (b) the tenth anniversary of the Shareholder Approval Date. Awards outstanding upon expiration of the 2012 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2012 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionee generally is not taxed upon the grant of a nonqualified stock option granted under the 2012 Plan. On exercise of a nonqualified stock option granted under the 2012 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those Shares will begin on that date.

If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his tax basis in the Shares delivered, and his holding period for those Shares will include his holding period for the Shares delivered. The optionee’s tax basis and

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holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be a long-term capital gain or loss.

If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be a short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

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The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of an Award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the 2012 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the 2012 Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Appreciation Rights

The Company may grant SARs, separate from any other Award, which we refer to as Stand-Alone SARs, or Tandem SARs, under the 2012 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

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With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that Awards granted to participants under the 2012 Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such Awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that Awards under the 2012 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

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Section 409A of the Code

The 2012 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2012 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code could be subject to immediate taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

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Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on February 24, 2012. The results of the voting for each proposal are set forth below.

Proposal 1

The Company’s shareholders elected nine directors. The number of votes cast for and withheld for each nominee for director was as follows:

Director	For	Withheld	Broker Non-Votes

Adolfo Henriques	15,279,801	305,140	2,137,059
Samuel L. Higginbottom	14,011,346	1,573,595	2,137,059
Mark H. Hildebrandt	15,082,885	502,056	2,137,059
Wolfgang Mayrhuber	13,670,037	1,914,904	2,137,059
Eric A. Mendelson	14,902,965	681,976	2,137,059
Laurans A. Mendelson	14,902,832	682,109	2,137,059
Victor H. Mendelson	14,902,105	682,836	2,137,059
Dr. Alan Schriesheim	14,947,030	637,911	2,137,059
Frank J. Schwitter	15,280,554	304,387	2,137,059

Proposal 2

The Company’s shareholders approved and ratified the HEICO Corporation 2012 Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes

14,410,775	1,111,591	62,575	2,137,059

Proposal 3

The Company’s shareholders approved an amendment to Article III of HEICO’s Articles of Incorporation to increase the number of authorized shares of HEICO Corporation Common Stock from 30,000,000 shares to 75,000,000 shares.

For	Against	Abstain	Broker Non-Votes

12,127,706	5,564,677	29,617	0

The full text of the Articles of Amendment of the Articles of Incorporation is included as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference.

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Proposal 4

The Company’s shareholders approved an amendment to Article III of HEICO’s Articles of Incorporation to increase the number of authorized shares of HEICO Corporation Class A Common Stock from 30,000,000 shares to 75,000,000 shares.

For	Against	Abstain	Broker Non-Votes

12,058,338	5,596,931	66,731	0

The full text of the Articles of Amendment of the Articles of Incorporation is included as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference.

Proposal 5

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2012.

For	Against	Abstain	Broker Non-Votes

17,506,156	150,710	65,134	0

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of the Articles of Incorporation of HEICO Corporation
10.1	HEICO Corporation 2012 Incentive Compensation Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date: March 29, 2012	By:	/s/ THOMAS S. IRWIN
Thomas S. Irwin
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

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